As filed with the Securities and Exchange Commission on November 27, 2013

Registration No. 333-164065

Registration No. 333-174908

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GRANITE CITY FOOD & BREWERY LTD.

(Exact name of registrant as specified in its charter)

Minnesota	41-1883639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

701 Xenia Avenue South, Suite 120
Minneapolis, Minnesota  55416

(952) 215-0660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES G. GILBERTSON
Chief Financial Officer
Granite City Food & Brewery Ltd.
701 Xenia Avenue South, Suite 120
Minneapolis, Minnesota 55416
(952) 215-0660
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: BRETT D. ANDERSON, ESQ. Briggs and Morgan, P.A. 2200 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 (612) 977-8400 (phone) (612) 977-8650 (fax)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENTS

This Post-Effective Amendment relates to the following Registration Statements filed on Form S-3:  (1) File No. 333-164065 registering 1,122,776 shares of the Company’s common stock issuable upon the exercise of warrants or the conversion of convertible debt; and (2) File No. 333-174908 registering 980,237 shares of the Company’s common stock, representing 936,990 shares issuable upon the conversion of Series A Preferred Stock, 40,000 shares issuable upon the exercise of warrants, and 3,247 shares held by certain selling shareholders (collectively, the “Registration Statements”).

The Company has determined to terminate any and all offerings of its securities pursuant to the Registration Statements, and in accordance with the undertakings made by the Company in the Registration Statements, this Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statements and deregistering any unsold shares previously registered under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 27, 2013.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ Robert J. Doran
Robert J. Doran
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Doran	Chief Executive Officer and Director	November 27, 2013
Robert J. Doran	(Principal Executive Officer)

/s/ James G. Gilbertson	Chief Financial Officer	November 27, 2013
James G. Gilbertson	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Fouad Z. Bashour	Chairman of the Board	November 27, 2013
Fouad Z. Bashour

	Director	November 27, 2013
Charles J. Hey

/s/ Joel C. Longtin	Director	November 27, 2013
Joel C. Longtin

/s/ Louis M. Mucci	Director	November 27, 2013
Louis M. Mucci

/s/ Michael S. Rawlings	Director	November 27, 2013
Michael S. Rawlings

/s/ Michael H. Staenberg	Director	November 27, 2013
Michael H. Staenberg

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